EXHIBIT 5.2

June 2, 2025

Golden Matrix Group, Inc.

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

Re:	Golden Matrix Group, Inc.
Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-286935)(as amended or supplemented, the “Registration Statement”) originally filed on May 2, 2025 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Golden Matrix Group, Inc., a Nevada corporation (the “Company”) of up to $300,000,000 of any combination of securities of the types specified therein. Reference is made to our opinion letter dated May 2, 2025 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) contained in the Registration Statement. The Prospectus Supplement relates to the offering by the Company of up to $14,000,000 in shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (“Common Stock”) covered by the Registration Statement. The Shares are being offered and sold pursuant to that certain Equity Distribution Agreement, dated November 22, 2024 (the “Agreement”), by and among Craig-Hallum capital Group LLC, as sales agent, and the Company.

This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement, or the Prospectus.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, including the prospectus contained therein (the “Base Prospectus”); (ii) the Prospectus Supplement (together with the Base Prospectus and the documents incorporated and deemed to be incorporated by reference therein, herein collectively referred to as the “Prospectus”); (iii) the Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”); (iv) the Bylaws of the Company, as amended to date (the “Bylaws”); and (v) records of proceedings of the Board of Directors, or committees thereof. We have also examined such other certificates of public officials, such other certificates of officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. In rendering such opinion, we have relied as to factual matters upon the representations, warranties and other statements made in the Agreement without having independently verified such factual matters.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company, and when the Shares are issued and paid for in accordance with the terms and conditions of the Agreement, the Shares will be validly issued, fully paid and non-assessable.

Further, in connection with our opinions expressed above, we have assumed that, (i) at or prior to the time of the delivery of any of the Shares, there will not have occurred any change in the law or the facts affecting the validity of the Shares, (ii) at the time of the offer, issuance and sale of any Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (iii) no future amendments will be made to the Company’s Articles of Incorporation that would be in conflict with or inconsistent with the Company’s right and ability to issue the Shares, and (iv) all purchasers of the Shares will timely pay in full to the Company all amounts they have agreed to pay to purchase such Shares, as approved by the Board of Directors of the Company or a duly authorized committee thereof, and that the purchase price of any Shares will not be less than the par value thereof. In rendering the foregoing opinion, we have also assumed that: (i) the Company will issue and deliver the Shares in the manner contemplated by the Registration Statement and the Prospectus; and (ii) the Shares will be issued in compliance with applicable federal and state securities laws.

We express no opinion regarding the effectiveness of any waiver or stay, extension or of unknown future rights. Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy.

The foregoing opinion is limited solely to the Nevada Revised Statutes and the federal laws of the United States of America and the reported decisions interpreting such law. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue-sky laws of any state or any foreign jurisdiction. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. We have made such examination of Nevada law as we have deemed relevant for purposes of this opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision. We express no opinion as to the enforceability of the Agreement.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to the use of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company and further consent to all references to us in the Prospectus Supplement under “Legal Matters”. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours very truly,

/s/ The Loev Law Firm, PC

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